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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 5, 2003
Date of earliest event reported: October 17, 2003

HA2003, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)
001-13525 (Commission File Number)
36-3573412 (I.R.S. Employer Identification No.)
707 Skokie Boulevard, Suite 600, Northbrook, IL 60062 (Address of principal executive offices)
(847) 600-3000 (Registrant's telephone number, including area code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        HA2003, Inc. ("HA2003") is filing the reports required to be filed with the United States Trustee under Federal Rule of Bankruptcy Procedure 2015 of Chapter 11 of Title 11 of the United States Code, under the cover of Form 8-K in lieu of filings on Form 10-Q and Form 10-K.

        As previously disclosed in Form 8-K filed with the Securities and Exchange Commission on May 30, 2003 (SEC File No. 001-13525), HA-LO Industries, Inc., a Delaware corporation ("HA-LO"), and Lee Wayne Corporation, a wholly-owned subsidiary of HA-LO incorporated in Illinois ("Lee Wayne"), sold substantially all of their assets on May 14, 2003. In connection with the asset sale, HA-LO changed its name to HA2003, Inc. and Lee Wayne changed its name to LW2003, Inc.

        On October 17, 2003, HA2003 filed its May, June, July, August and September 2003 monthly Rule 2015 United States Trustee reports with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. The format of the reports has been modified from reports filed with the United States Bankruptcy Court prior to May 2003 because HA2003 and LW2003, Inc. are no longer operating a promotional products business as a result of the asset sale. Copies of the required documents in the May, June, July, August and September 2003 reports are attached hereto as exhibits and incorporated herein by reference.

        HA2003 remains a debtor, with two of its subsidiaries, LW2003, Inc. and Starbelly.com, Inc. (collectively, the "Debtors") in three separate, although jointly administered, Chapter 11 cases (the "Cases") in case number 02 B 12059.

        Even with the discussions and events to date, the holders of equity interests in HA2003 remain unlikely to receive or retain anything of value on account of their interests in HA2003 in the bankruptcy. Persons interested in more information concerning the Cases, or the Debtors' financial performance, are encouraged to review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

Item 7.    Financial Statements and Exhibits

(c)
Exhibits

Exhibit No.	Description of Exhibit	Reference
99.1	May 2003 Monthly Rule 2015 Report Documents	Filed Herewith
99.2	June 2003 Monthly Rule 2015 Report Documents	Filed Herewith
99.3	July 2003 Monthly Rule 2015 Report Documents	Filed Herewith
99.4	August 2003 Monthly Rule 2015 Report Documents	Filed Herewith
99.5	September 2003 Monthly Rule 2015 Report Documents	Filed Herewith

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA2003, Inc. (Registrant)
Date: November 5, 2003	/s/ MARC SIMON Marc Simon Chief Executive Officer

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
Signatures